UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 3, 2015

AMERICAN TOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

(617) 375-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

As previously reported, on February 5, 2015, American Tower Corporation (the “Company”) entered into a commitment letter (the “Commitment Letter”) with Goldman Sachs Bank USA and Goldman Sachs Lending Partners LLC (collectively, the “Commitment Parties”), pursuant to which the Commitment Parties committed to provide up to $5.05 billion in bridge loans to ensure financing for the Company’s transaction with Verizon Communications, Inc. (“Verizon”). On March 3, 2015, upon receipt of the net proceeds of the offerings described below, the Company determined that it had adequate cash resources and undrawn availability under its revolving credit facilities to fund the cash consideration payable in connection with the Verizon transaction and terminated the Commitment Letter.

Item 8.01	Other Items.

On March 3, 2015, the Company issued a press release (the “Press Release”) announcing it had completed its concurrent registered public offerings of 23,500,000 shares of common stock and 12,500,000 depositary shares, each representing a 1/10th interest in its 5.50% Mandatory Convertible Preferred Stock, Series B. The common stock offering and depositary shares offering resulted in net proceeds to the Company of approximately $2.22 billion and $1.22 billion, respectively, after reflecting underwriting discounts and estimated offering expenses. The underwriters of each offering have exercised their option to purchase an additional 2,350,000 shares of common stock and an additional 1,250,000 depositary shares. This purchase will generate net proceeds of an aggregate of approximately $0.3 billion, after reflecting underwriting discounts and estimated offering expenses. The Company intends to use the net proceeds from these offerings, together with cash on hand and borrowings under its revolving credit facilities, to finance the recently announced Verizon transaction and to pay related fees and expenses. If for any reason the Verizon transaction is not completed, the Company expects to use the net proceeds from these offerings for general corporate purposes, which may include the financing of other pending acquisitions or the repayment of existing indebtedness. A copy of the Press Release is filed herewith as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP, relating to the Company’s offering of common stock.

5.2	Opinion of Cleary Gottlieb Steen & Hamilton LLP, relating to the Company’s offering of depositary shares.

8.1	Opinion of Sullivan & Worcester LLP as to certain tax matters relating to the Company’s offering of common stock.

8.2	Opinion of Sullivan & Worcester LLP as to certain tax matters relating to the Company’s offering of depositary shares.

23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP relating to the Company’s offering of common stock (included in Exhibit 5.1 hereto).

23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP relating to the Company’s offering of depositary shares (included in Exhibit 5.2 hereto).

23.3	Consent of Sullivan & Worcester LLP relating to the Company’s offering of common stock (included in Exhibit 8.1 hereto).

23.4	Consent of Sullivan & Worcester LLP relating to the Company’s offering of depositary shares (included in Exhibit 8.2 hereto).

99.1	Press Release, dated March 3, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION

(Registrant)

Date:	March 3, 2015	By:	/s/ THOMAS A. BARTLETT
Thomas A. Bartlett
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP, relating to the Company’s offering of common stock.

5.2	Opinion of Cleary Gottlieb Steen & Hamilton LLP, relating to the Company’s offering of depositary shares.

8.1	Opinion of Sullivan & Worcester LLP as to certain tax matters relating to the Company’s offering of common stock.

8.2	Opinion of Sullivan & Worcester LLP as to certain tax matters relating to the Company’s offering of depositary shares.

23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP relating to the Company’s offering of common stock (included in Exhibit 5.1 hereto).

23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP relating to the Company’s offering of depositary shares (included in Exhibit 5.2 hereto).

23.3	Consent of Sullivan & Worcester LLP relating to the Company’s offering of common stock (included in Exhibit 8.1 hereto).

23.4	Consent of Sullivan & Worcester LLP relating to the Company’s offering of depositary shares (included in Exhibit 8.2 hereto).

99.1	Press Release, dated March 3, 2015.